Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  (As Established Effective February 1, 2000)




     This Met-Pro Corporation Supplemental Executive Retirement Plan (the "Supplemental Plan") is established effective February 1, 2000 by Met-Pro Corporation (the "Company"), a Delaware corporation.

     1.  Purpose.  The  Supplemental  Plan  shall  provide  for the  payment  of
supplementary   retirement   benefits   to  William  L.  Kacin  (the   "Eligible
Executive").

     2. Participation. As used in the Supplemental Plan, the term "Eligible Executive" shall mean William L. Kacin.


     3. Plan Benefits. The monthly benefit payable from this Supplemental Plan to the participant, his surviving spouse, or other beneficiary will be equal to the excess of (a) over (b), multiplied by the Vested Percentage defined herein, where:

     (a) equals the monthly benefit that would be payable to Eligible Executive under the Met-Pro Corporation Salaried Pension Plan Amended and Restated Effective September 1, 1989 (the "Pension Plan"), except that the amount under (a) shall be determined as follows:

          (i)  the amount  will be  determined  without  regard to the limits of
               Section 401(a)(17) or Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"),

          (ii) the "one percent" in paragraph (d) of Section 5.2 of the Pension Plan describing the benefit formula will be replaced with "two percent" subject to a maximum benefit

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




               of fifty (50%) percent of Average Monthly Compensation and the "two percent" will be applied without the Actuarial Equivalent increase included in Section 5.3 of the Pension Plan,

         (iii) Average  Monthly  Compensation  shall be averaged  over the sixty
               (60) consecutive months which produce the highest monthly average compensation within the last ten (10) calendar ___ years of employment,

          (iv) Average Monthly Compensation shall include the five (5) highest bonuses paid in last ten (10) year period of employment, and


          (v) Eligible Executive's date of hire November 17, 1975 will be reflected in the determination of his years of service for benefit calculation purposes, and

     (b)  equals the sum of the following amounts for each month:


          (i)  The amount of benefit payable under the Pension Plan,


          (ii) The amount of benefit payable under the Met-Pro Corporation Pension Restoration Plan,


         (iii) The  amount  of  Director   benefit  payable  under  the  Met-Pro
               Corporation Directors' Retirement Plan,


          (iv) The amount of Chief Executive Officer benefit payable under the Met-Pro Corporation Directors' Retirement Plan,

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          (v) The amount of Social Security retirement benefit payable, but not including any additional benefit payable to the Eligible Executive's spouse during his lifetime, and determined under the Social Security Act in effect at the date of the Eligible Executive's retirement (i.e. not reflecting any cost of living increases subsequent to the Eligible Executive's retirement).


The Vested Percentage in Section 3 hereof shall be determined as follows:


       Continued Employment until:                       Vested Percentage
       ---------------------------                       -----------------
             January 31, 2001                                 25%
             January 31, 2002                                 50%
             January 31, 2003                                 75%
             January 31, 2004                                100%

          Notwithstanding the above, the Vested Percentage shall be accelerated to 100% upon the Disability (as defined in Section 4 hereof) or death of the Eligible Executive during his status as an Employee of Met-Pro Corporation. In addition, upon a Change of Control (as defined in Section 9 hereof) occurring during the Eligible Executive's period of employment with Met-Pro Corporation, the Vested Percentage shall be accelerated to 100%.

     Except for benefits payable as a result of a "Change in Control," as defined in Section 9 hereof, the benefit payable under this Supplemental Plan will be payable to the same individual as the benefit payable under the Pension Plan, will be payable under the same form of pension as the benefit payable under the Pension Plan, will be determined based on the same actuarial assumptions used under the Pension Plan (other than the actuarial assumptions used to compute lump sum payments) and will commence at the same date as the benefit payable under the Pension Plan. A schedule of benefits payable under this Supplemental Plan will be delivered to each Eligible Executive as soon as practicable before benefits commence.

     Terms will be as defined in this Supplemental Plan, or otherwise as defined in the Pension Plan.

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     4. Disability. For purposes of the Supplemental Plan "Disability" shall mean the Eligible Executive's inability to perform the usual duties required in his position as Chief Executive Officer of Met-Pro Corporation as determined by a physician selected by the Board of Directors of the Company with the consent of the Eligible Executive which consent will not be unreasonably withheld.

     5. Source of Benefits. The benefits payable under the Supplemental Plan shall be paid exclusively from the Company's general assets. In this regard, the Company may create a grantor trust (within the meaning of section 671 of the Code) in connection with the Supplemental Plan to which it may from time to time contribute amounts to accumulate a reserve against its obligations hereunder. Such trust and any assets held by such trust to assist the Company in meeting its obligations under the Supplemental Plan shall conform to the terms of the model trust as described in Internal Revenue Service Procedure 92-64 (I.R.B. 1992-33). Notwithstanding the creation of such trust, the benefits hereunder shall be a general obligation of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company's obligations under this Supplemental Plan. The Eligible Executive shall have only a contractual right as general creditor of the Company to the amounts, if any, payable hereunder and such right shall not be secured by any assets of the Company.

     6. Construction. The Company intends the Supplemental Plan to be a benefit plan which is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any ambiguities in construction

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


shall be resolved in favor of interpretations which will effectuate such intention. The Supplemental Plan shall be governed by and construed in accordance with the laws of Pennsylvania to the extent such laws are not preempted by ERISA.

     7. Administration of the Supplemental Plan. The Supplemental Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), subject to the oversight of the Board of Directors of the Company (the "Board"). The Board shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Supplemental Plan and decide or resolve any and all questions including interpretations of the Supplemental Plan as may arise in connection with the Supplemental Plan. The Board may employ agents and delegate to them such administrative duties as it sees fit and may consult with counsel who may be counsel to the Company. The decision or action of the Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Supplemental Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest therein subject to the claim and arbitration procedures contained in Section 11 hereof.

     8. Termination, Suspension or Amendment. The Board in its sole discretion may terminate, suspend or amend the Supplemental Plan at any time or from time to time, in whole or in part, provided, however, that no such termination, suspension or amendment shall adversely affect the accrued benefit of the Eligible Executive of the Company, their surviving spouses or other beneficiaries to the extent of the Vested Percentage or the benefit of any individual who is then vested and/or entitled to or receiving a benefit.

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     9. Acceleration of Payments. In the event a "Change of Control" of the Company (as hereinafter defined) shall be deemed to occur (whenever such shall occur, and whether or not the Eligible Executive is then employed by the Company or shall be alive), all payments due to the Eligible Executive, his surviving spouse or other beneficiary under this Supplemental Plan shall be accelerated and immediately paid in a lump sum payment in an amount determined in accordance with the provisions of this Supplemental Plan. At the time of a Change of Control the Eligible Executives shall be deemed to be 100% vested.

     The aggregate amount of all such lump sum payments shall be paid by the Company to the Eligible Executive, to the extent not paid from a grantor trust (referred to in Section 5 hereof) established by the Company. The lump sum payment to each participant and each other individual entitled to a benefit under this Supplemental Plan shall be equal to the lump sum present value of the amount of the participant's or other individual's monthly benefit under the Supplemental Plan, determined as of the date of the Change of Control, in accordance with the methodology set forth in the Pension Plan, except that the actuarial factors used to calculate the lump sum present value will be the factors used under the Pension Plan to calculate actuarial equivalence or to calculate the value of a lump sum, whichever results in a greater benefit.

     The Company, and to the extent such benefit is funded under the trust, the trustee shall issue to each participant and each other individual entitled to a benefit the amount of lump sum payment calculated on his behalf immediately upon the Change of Control.

     In addition to the lump sum payment described above, the Company shall reimburse Eligible Executive, surviving spouses or other beneficiaries who receives such a lump sum payment for any excise tax (and any excise tax due with respect to such reimbursement) imposed on such lump sum payments in connection

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


with a Change of Control of the Company pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended.

     For purposes of this Supplemental Plan, a "Change of Control" shall be deemed to occur:

     (a) If any "person" or "group of persons", which person or group of persons are not part of present management and are acting in concert (as the term "person" is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the
          Act) directly or indirectly of securities of the Corporation representing thirty (30%) percent or more of the combined voting power of the Corporation's then outstanding securities; or

     (b) If at any time there shall be a change in the composition of the Corporation's Board of Directors resulting in a majority of such Directors as of the date hereof no longer constituting such a majority; provided, however, that in making any such determination as to change in composition, there shall be excluded any change where the new Director was elected by or upon recommendation of such present majority;


     (c) If the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) percent of the

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          combined voting power of the reorganized, merged or consolidated Corporation's then outstanding securities entitled to vote generally in the election of Directors or with respect to a liquidation or dissolution of the Corporation or the sale of all or substantially all of the Corporation's assets; or

     (d) At any time that the Corporation's Board of Directors, in its sole discretion, determines that a Change in Control has occurred, regardless of whether such determination relates to any of the aforementioned events.


     10. General Conditions. No interest of any person and no benefit payable hereunder shall be assigned as security for a loan and any such purported assignment shall be null, void and of no effect. No such interest or benefit shall be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any person and any such purported action shall be null, void and of no effect.

     The Eligible Executive or any other person shall have no legal or equitable right or interest in the Supplemental Plan which is not expressly granted hereunder. Participation hereunder does not give the Eligible Executive any right to be retained in the service of the Company or to continue in its employ, and the right and power of the Company to dismiss or discharge the Eligible Executive is expressly reserved; provided that no such termination, dismissal, discharge or severance shall affect any right of the Eligible Executive to the benefits hereunder.

     11. Claim and Arbitration Procedures. Claims for benefits under this Supplemental Plan will be adjudicated in accordance with the benefit claims procedures contained in the Pension Plan. By accepting participation in this Supplemental Plan, each Eligible Executive agrees that any dispute not resolved

Exhibit 10(o)

           MET-PRO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


under the benefit claim procedures will be submitted to final and binding arbitration with the American Arbitration Association in Philadelphia, PA in accordance with the rules of the American Arbitration Association. In the event that an Eligible Employee prevails on any part of his disputed claim, the Company will reimburse or pay all of the Eligible Employee's costs of arbitration, including attorney's fees.

     12. Effective Date. The effective date of this Supplemental Plan is February 1, 2000.



Executed this 17th day of August 2000.


                                              By: /s/ Gary J. Morgan
                                                 -------------------------------
                                                 Gary J. Morgan
                                                 Vice President - Finance

Attest: /s/ Marian Berkey
       -----------------------
       Marian Berkey